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EXHIBIT 10.1(a)

         AGREEMENT, dated as of April 8, 2002, between CLAIMSNET.COM INC., a Delaware Corporation with offices located at 12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243 (the "Company"); and BO W. LYCKE, an individual residing at 4730 Melissa Lane, Dallas, Texas 75229 ("Lycke").

                                  INTRODUCTION

         The Company and Lycke are party to the following agreements: (i) the Employment Agreement, dated as of April 18, 1997 (the "Employment Agreement"), between the Company and Lycke.

         The parties hereto desire to terminate the Employment Agreement in accordance with the terms hereof.

         The parties hereto, intending to be legally bound, hereby agree as follows:

                     I. TERMINATION OF EMPLOYMENT AGREEMENT

         Effective on the date of this Agreement, the Employment Agreement shall terminate and be of no further force or effect. Upon such termination, the employment of Lycke by the Company shall terminate and Lycke shall resign as President and Chief Executive Officer of the Company, provided, however, that Lycke shall be entitled to all compensation and benefits earned prior to the date of such termination and the Company shall, at its sole cost and expense, continue the health benefits coverage of Lycke and his family by means of COBRA or other applicable laws, rules, and regulations for a period of 12 months following the date hereof. Lycke shall continue to serve, subject to the by-laws, as Chairman of the Board of Directors of the Company, until the due election and qualification of his successor.

                                II. CONSIDERATION

         In addition to any other consideration set forth herein, Lycke shall be entitled to, and shall receive, the following:

         (a) cash payments, each in the amount of $6,000, on April 15, 2002, May 15, 2002, June 15, 2002, and July 15, 2002;

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         (b) cash payments, each in the amount of $8,000 on August 15, 2002,
             September 15, 2002, October 15, 2002, and November 15, 2002;

         (c) cash payments, each in the amount of $11,000, on December 15, 2002, January 15, 2003, February 15, 2003, and March 15, 2003;

         (d) stock options exercisable for an aggregate of 225,676 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, at the exercise price of $0.35 per share, in accordance with the grant letter, dated February 21, 2002, a copy of which is attached as Exhibit A hereto;

         (e) warrants to acquire an aggregate of 24,324 shares of Common Stock, a copy of which is attached hereto as Exhibit B.

                              III. INDEMNIFICATION

         The Company agrees to indemnify and hold harmless Lycke from any and all losses, liabilities, damages, and expenses whatsoever (which shall include for all purposes of this Article III, but not be limited to, reasonable counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) the Employment Agreement, and (ii) this Agreement, in each case to the maximum extent permitted by the Delaware General Corporation Law. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

                                IV. MISCELLANEOUS

         SECTION 4.01 FURTHER ACTIONS. At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         SECTION 4.02 AVAILABILITY OF EQUITABLE REMEDIES. Since a breach of the provisions of this Agreement could not adequately be compensated by money

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damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         SECTION 4.03 SURVIVAL. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive any delivery of the consideration described herein, irrespective of any investigation made by or on behalf of any party.

         SECTION 4.04 MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of the Board of Directors or by an officer of each corporate party.

         SECTION 4.05 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 4.05) with a copy to each of the other party hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 4.05. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section
9.06 shall be deemed given at the time of receipt thereof. A copy of any notice

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to the Company or Lycke shall simultaneously be delivered in accordance with this Section 4.05 to Reitler Brown LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, Attention: Robert Steven Brown, Esq.

         SECTION 4.06 WAIVER. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

         SECTION 4.07 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company, Lycke, and their respective successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

         SECTION 4.08 NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 4.07).

         SECTION 4.09 SEPARABILITY. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         SECTION 4.10 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         SECTION 4.11 COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws. Any action, suit, or

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proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                           CLAIMSNET.COM INC.

                                           BY: /S/ Paul W. Miller
                                               ---------------------------------
                                               NAME: PAUL W. MILLER
                                               TITLE: CHIEF EXECUTIVE OFFICER

                                               /S/ Bo W. Lycke
                                               ---------------------------------
                                               BO W. LYCKE

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